UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

FLEETWOOD ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-7699 (Commission File No.)	95-1948322 (IRS Employer Identification No.)

3125 Myers Street, Riverside, California 92503-5527
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (951) 351-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On December 23, 2008, Fleetwood Enterprises, Inc. (the "Company") received verbal notification from the NYSE Regulation, Inc. (the "NYSER"), which was confirmed in a letter from the NYSER dated December 30, 2008, that the Company no longer met the New York Stock Exchange (the "NYSE") standards for continued listing and that trading of the Company's common stock would be suspended prior to the opening of the market on Monday, January 5, 2009.  The NYSER concluded the Company is not in compliance with the NYSE's continued listing standard under Section 802.01B of the NYSE Listed Company Manual because the average global market capitalization of the Company's common stock was less than $25 million over a consecutive 30-trading-day period.  The Company does not intend to appeal the NYSER suspension.

The Company plans to apply for its common stock to be traded on an over-the-counter market.  The Company will announce its new trading symbol and the name of its new trading market when available.

          On December 29, 2008, the Company issued a press release regarding these matters. The press release is attached to this Current Report on Form 8-K in Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
99.1	Press Release dated December 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: December 30, 2008	BY:	/s/ Leonard J. McGill
Leonard J. McGill
Senior Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 29, 2008.